                                                                    EXHIBIT 16.1

                                                           (GRANT THORNTON LOGO)

ACCOUNTANTS AND BUSINESS ADVISORS



                  July 25, 2005


                  U.S. Securities and Exchange Commission
                  Office of the Chief Accountant
                  100 F Street, NE
                  Washington, DC 20549



                  Re: Flagstar Bancorp, Inc. (Flagstar Bank 401(k) Plan)
                      File No. 001-16577


                  Dear Sir or Madam:

                  We have read Item 4.01 of Form 8-K of Flagstar Bancorp, Inc. (Flagstar Bank 401(k) Plan) dated July 13, 2005, and agree with the statements concerning our Firm contained therein.


                  Very truly yours,

                  Grant Thornton LLP





























27777 Franklin Road
Suite 800
Southfield, MI 48034
T 248.262.1950
F 248.350.3581
W www.grantthornton.com


GRANT THORNTON LLP
US MEMBER OF GRANT THORNTON INTERNATIONAL